Exhibit 10

AMENDED AND RESTATED FORBEARANCE AGREEMENT

         THIS AMENDED AND RESTATED FORBEARANCE agreement, dated as of May 14, 2020 (this “Agreement”), is entered into by and among Jason Incorporated, a Wisconsin corporation (the “Borrower”), the Guarantors identified on the signature pages hereto (collectively, with the Borrower, the “Loan Parties”), and the Lenders appearing on the signature pages hereto (the “Forbearing Lenders”, and with respect to the Forbearing Lenders that have entered into a confidentiality agreement with the Borrower, the “Restricted Forbearing Lenders”). Each of the foregoing shall be referred to herein as a “Party” and collectively as the “Parties.” Capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed thereto in the Credit Agreement (as defined below).

WITNESSETH:
WHEREAS, the Loan Parties, the Lenders, The Bank of New York Mellon, as administrative agent (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”) and certain other parties are party to that certain First Lien Credit Agreement, dated as of June 30, 2014 (as amended, supplemented, amended and restated or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”);
WHEREAS, the Borrower has informed the Administrative Agent and the Forbearing Lenders that it may fail to pay interest with respect to certain of the loans under the Second Lien Credit Agreement (as defined in the Credit Agreement) due on March 31, 2020, which failure, if it occurs, will constitute an Event of Default under Section 8.01(e) of the Credit Agreement after the grace period therefor under the Second Lien Credit Agreement (such anticipated Event of Default, the “Interest Payment Default”);
WHEREAS, the Borrower has informed the Administrative Agent and the Forbearing Lenders that it may fail to deliver the consolidated budget (as required pursuant to Section 6.01(c) of the Credit Agreement) due on April 29, 2020, which failure, if it occurs, after giving effect to any grace period applicable thereto, will constitute an Event of Default under Section 8.01(c) (such anticipated Event of Default, the “First Lien Budget Delivery Default”) and, to the extent the applicable lenders under the Second Lien Credit Agreement do not waive any corresponding Event of Default (as defined in the Second Lien Credit Agreement) under the Second Lien Credit Agreement, an Event of Default under Section 8.01(e) (such anticipated Event of Default, the “First Lien Cross-Default” and together with the First Lien Budget Delivery Default and the Interest Payment Default, the “Designated Defaults” and each a “Designated Default”);
WHEREAS, the Loan Parties have requested that the Forbearing Lenders temporarily forbear, notwithstanding the occurrence of the Designated Defaults from accelerating the unpaid principal amount of the outstanding Loans and otherwise exercising remedies (or directing the Administrative Agent to exercise remedies) pursuant to Section 8.02 of the Credit Agreement and corresponding provisions of any other Loan Document (including the charging of interest at the Default Rate, exercising rights of set off and conversion and refusal to permit additional extensions of credit, as applicable) or applicable Laws; and

WHEREAS, the Forbearing Lenders (which constitute the Required Lenders) agree to accommodate such request of the Loan Parties on the terms and subject to the conditions set forth herein.
Now, therefore, in consideration of the foregoing, the covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
Section 1.Incorporation of Recitals.
Each of the Loan Parties acknowledges that the recitals set forth above are true and correct in all respects and admits to the occurrence of the Interest Payment Default.
Section 2.Amounts Owing.
Each of the Loan Parties acknowledges and agrees that, as of the date hereof, the aggregate principal amount of Loans outstanding under the Credit Agreement is $309,165,018.60, consisting of (i) Term Loans in an aggregate principal amount of $283,665,018.60 and (ii) Revolving Credit Commitments in an aggregate amount of $25,500,000 and Revolving Credit Loans in an aggregate principal amount of $0, plus accrued and unpaid interest and fees thereon. Such Obligations, together with all other outstanding Obligations owing pursuant to the terms of the Loan Documents, including interest, fees, expenses and other charges, are validly owing and are not subject to any right of offset, deduction, claim, or counterclaim in favor of any Loan Party.
Section 3.Forbearance; Forbearance Period.
(a)In reliance upon the representations, warranties and covenants of the Loan Parties contained in this Agreement, and solely upon the terms and subject solely to the conditions of this Agreement, each of the Forbearing Lenders (1) hereby agrees that, during the Forbearance Period (as defined below), such Lender shall not, and shall not request or direct the Administrative Agent to, solely in respect of the Designated Defaults (but not with respect to any other Defaults or Events of Default) (i) accelerate all of the Loans and the Obligations related thereto or (ii) exercise any other rights or remedies available to the Administrative Agent or the Forbearing Lenders pursuant to Section 8.02 of the Credit Agreement, Section 4.01 of the Security Agreement or any other Loan Document (including the charging of interest at the Default Rate, exercising rights of set off and conversion and refusal to permit additional extensions of credit, as applicable) or applicable Laws (the “Forbearance”) and (2) hereby directs the Administrative Agent, during the Forbearance Period, to abstain from taking any of the actions described in the immediately preceding sentence and (3) hereby agrees that, during the Forbearance Period, the Loan Parties shall not be required to make the representation and warranty in Section 5.16 of the Credit Agreement, including in any Committed Loan Notice with respect to the continuation of Eurocurrency Rate Loans pursuant to Section 2.02(a) of the Credit Agreement. The Loan Parties acknowledge and agree that the Forbearance is limited to the extent specifically set forth above and no other terms, covenants, provisions, rights or remedies under the Credit Agreement or any other Loan Document or at law or in equity are intended to (or shall) be affected hereby, all of which remain in full force and effect.
(b)The “Forbearance Period” shall commence on the Forbearance Effective Date (as defined below) and shall terminate immediately and automatically upon the earlier to occur of (i) May 31, 2020, at 11:59 pm New York time (the “Scheduled Forbearance Period End Date”) and (ii) upon prior written notice from the Required Lenders following the date on which a Forbearance Termination Event (as defined below) has occurred; provided that the Forbearance Period may be extended by confirmation (including via e-mail) from Lenders constituting the Required Lenders.
(c)Upon the occurrence of a Forbearance Termination Event, the Forbearance Period and the Forbearance shall immediately and automatically end without the requirement of any demand, presentment, protest, notice (including any written notice required by Section 8.01 of the Credit Agreement) or other action of any kind (other than as provided in Section 3(d) below), all of which the Borrower and each of the other Loan Parties waive; provided notwithstanding anything to the contrary herein, the Forbearance Period and Forbearance shall terminate automatically and without notice of termination immediately upon the occurrence of an Event of Default of the type set forth in Section 8.01(f) of the Credit Agreement.
(d)The occurrence of any of the following events or circumstances shall immediately and automatically constitute a termination event with respect to the Forbearance (each, a “Forbearance Termination Event”):
(i)the occurrence of any Event of Default under the Credit Agreement or any other Loan Document that is not a Designated Default;
(ii)the failure of any Loan Party to comply with any term, condition, covenant or other provision set forth in this Agreement within seven (7) days of notice from the Administrative Agent thereof, unless (a) the Required Lenders, in their sole discretion, grant a cure period for compliance with such term, condition or covenant (in which case the Forbearance Period shall terminate if the applicable Loan Party does not comply by the expiration of the cure period) or (b) the Loan Parties’ failure to comply is otherwise waived by the Required Lenders (including via e-mail);
(iii)any representation or warranty made by any Loan Party herein or which is contained in any certificate, document or financial or other statement furnished by the Borrower at any time under or in connection with this Agreement or otherwise shall prove to have been inaccurate in any material respect on or as of the date made;
(iv)the commencement of any action, suit, litigation, investigation or other proceeding against the Administrative Agent, or any Lender by any of the Loan Parties or entity controlled by, affiliated with, related to or under common control with any of the Loan Parties;
(v) any payment, or setting aside of funds, by the Borrower or any Subsidiary, including with respect to interest, principal, fees, expenses, indemnification or otherwise, on account of or in connection with any Loans (as defined in the Second Lien Credit Agreement) or make any payment with respect to interest or principal on account of such Loans;
(vi) if any Loan Party: (A) incurs any Indebtedness under Section 2.14 or pursuant to clauses (v), (w) (other than Indebtedness under the Second Lien Credit

Agreement in a principal amount not exceeding the outstanding principal amount on the date hereof), (x), (y), (aa) or (bb) of Section 7.03 of the Credit Agreement, (B) incurs any Liens securing any Indebtedness referred to in clause (A) above, (C) makes any Investments pursuant to clauses (m), (o), (s), (t) or (v) of Section 7.02 of the Credit Agreement, (D) makes any Dispositions pursuant to clauses (m) or (o) of Section 7.05 of the Credit Agreement, (E) makes any Restricted Payments pursuant to clauses (f), (g), (h)(iv), (h)(vi) or (l) of Section 7.06 of the Credit Agreement or (F) makes any Capital Expenditures in excess of an aggregate amount of $750,000 from the date hereof through the Scheduled Forbearance Period End Date;
(vii)any lender under the Second Lien Credit Agreement or any agent, trustee or representative on behalf of any such lender shall commence a legal proceeding against any Loan Party or set off against any of their respective property, in each case, with respect to enforcement of the Second Lien Credit Agreement or the obligations thereunder; provided that no action permitted under the Intercreditor Agreement to be taken by the Second Lien Secured Parties and/or the Second Lien Representative (each as defined in the Intercreditor Agreement) shall constitute a Forbearance Termination Event pursuant to this Section 3(d)(vii);
(viii)the written agreement among the Loan Parties, the Administrative Agent and the Required Lenders that the Forbearance shall be terminated prior to the Scheduled Forbearance Period End Date; and
(ix)the failure of the Borrower to pay the Forbearance Fee (as defined below) pursuant to Section 8 hereof.
(e)This Agreement is limited in nature and nothing contained herein is intended, or shall be deemed or construed, to (i) constitute a waiver of the Designated Defaults or any existing or future Defaults or Events of Default (including any Event of Default arising from the Designated Defaults) or compliance with any term or provision of the Loan Documents or at law or in equity or (ii) establish a custom or course of dealing between the Loan Parties, on the one hand, and the Administrative Agent and/or any Lender, on the other hand.
(f)Immediately and automatically upon the Forbearance Period ending in accordance with its terms, the agreements set forth in the first sentence of Section 3(a) hereof (including the Forbearance) shall be void ab initio (it being understood, for the avoidance of doubt, that this provision shall not impair the effectiveness of any other provisions of this Agreement, which shall remain in full force and effect), and each of the Administrative Agent and the Forbearing Lenders shall be free in its sole and absolute discretion, without limitation, to immediately proceed to enforce any or all of its rights and remedies provided under, and in accordance with, the Loan Documents, at law or in equity. Notwithstanding the occurrence of the Forbearance Effective Date, each of the Loan Parties acknowledges and confirms that, subject to the Forbearance, all rights and remedies of the Administrative Agent and the Forbearing Lenders under the Loan Documents, at law or in equity with respect to the Loan Documents, the transactions thereunder, the Borrower or any other Loan Party shall in each case continue to be available to the Administrative Agent and the Forbearing Lenders.

(g)The Parties agree that the running of all statutes of limitation and the doctrine of laches applicable to all claims or causes of action that the Administrative Agent and/or any Lender may be entitled to take or bring in order to enforce its rights and remedies against the Borrower and/or the other Loan Parties are, to the fullest extent permitted by law, tolled and suspended during the Forbearance Period.
Section 4.Representations and Warranties.
Each Loan Party hereby represents and warrants to the Administrative Agent and the Forbearing Lenders as follows (which representations and warranties are continuing and shall survive the execution and delivery hereof):
(a)the execution, delivery and performance of this Agreement by each of the Loan Parties has been duly authorized by all necessary corporate or other organizational action, and do not (i) contravene the terms of the organizational documents of such Loan Party; (ii) conflict with or result in any breach or contravention of, or require any payment to be made under (1) any material contractual obligation to which such Loan Party is a party or affecting such Loan Party or its properties or (2) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject; (iii) violate any law to which such Loan Party or its property is subject; or (iv) result in the creation of any Lien on any property of such Loan Party;
(b)no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Loan Party of this Agreement, other than those obtained prior to the Forbearance Effective Date or being obtained in connection herewith;
(c)no Default or Event of Default has occurred and is continuing other than the Designated Defaults; and
(d)other than in respect of the Designated Defaults, each of the representations and warranties made by such Loan Party in the Credit Agreement and the other Loan Documents are true and correct in all material respects with the same effect as though such representations and warranties were made on the date hereof (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier dates).
Section 5.Cash Flow and Variance Reporting.
        The Borrower shall deliver, on a “professional eyes only” basis, to Houlihan (as defined below) on or prior to 5:00 p.m. (Eastern time) on Wednesday of every calendar week, (x) beginning with the calendar week ending on April 17, 2020, the 13-Week Forecast (as defined below) for the 13-week period beginning the week ended on Friday of the prior week in form and substance reasonably acceptable to Houlihan and (y) beginning with the calendar week ending on April 24, 2020, a variance report (as compared to the applicable 13-Week Forecast) ended on Friday of the relevant prior forecast period, in a form reasonably acceptable to Houlihan, with a narrative description of any material variances and setting forth the aggregate amount of payments made during such period. “13-Week Forecast” shall mean a 13-week cash flow forecast of the U.S. Loan Parties, in Excel and PDF format and otherwise in form and substance reasonably acceptable to Houlihan, which shall reflect, for the periods covered thereby, projected weekly disbursements, cash receipts, loan balances (in each case, in line item detail) and ending cash for each week covered by the 13-Week Forecast.
Section 6.Public Filing.
The Borrower shall file a Form 8-K in a form acceptable to the Forbearing Lenders with the Securities and Exchange Commission with respect to this Agreement no later than 1 Business Day following the Forbearance Effective Date.
Section 7.Restructuring Support Agreement.
On or prior to the Scheduled Forbearance Period End Date (or such later date as the Forbearing Lenders may agree in their sole discretion), the Borrower shall execute and deliver a restructuring support agreement (including term sheet) with the Term Lenders holding at least two-thirds (2/3) of outstanding principal amount of the Term Loans under the Credit Agreement to effectuate a comprehensive restructuring satisfactory to the ad hoc group of Lenders represented by the Creditor Advisors (as defined below) and the Company (the “RSA”).
Section 8.Forbearance Fee.
The Borrower shall pay a forbearance fee (the “Forbearance Fee”) in cash in the amount equal to one percent (1.00%) of the outstanding principal amount of all Term Loans held by the Forbearing Lenders immediately prior to the Forbearance Effective Date, which Forbearance Fee shall be payable to the Administrative Agent for the account of the Forbearing Lenders no later than 1 Business Day following the Forbearance Effective Date (or such later date as may be agreed in writing by the Creditor Advisors in their sole discretion); provided however that such Forbearance Fee shall be credited towards any consent or similar fee required to be paid in cash under the RSA.
Section 9.Diligence.
The Loan Parties shall use commercially reasonable efforts to provide the Creditor Advisors with any information reasonably requested by the Creditor Advisors in connection with such Creditor Advisors’ representation of the Forbearing Lenders.
Section 10.Conditions to Effectiveness of this Agreement.
This Agreement shall become effective (the date of such effectiveness being referred to herein as the “Forbearance Effective Date”) upon the occurrence of the following conditions:
(a)the execution of this Agreement by the Forbearing Lenders constituting the Required Lenders under the Credit Agreement and the Loan Parties; and
(b)payment in cash of all reasonable out-of-pocket fees and expenses incurred by the Forbearing Lenders in connection with the Loan Documents (including, without limitation, the reasonable and documented fees, costs and expenses of each of Weil, Gotshal & Manges LLP (“Weil”) and Houlihan Lokey, Inc. (“Houlihan” and, together with Weil, the “Creditor Advisors”), as advisors to the Forbearing Lenders) up to and including the Forbearance Effective Date.

Section 11.Notice of Default.
Each Loan Party shall provide notice to the Administrative Agent and to counsel to the Forbearing Lenders promptly of its obtaining knowledge of the occurrence of any Forbearance Termination Event, which notice shall state that such event occurred and set forth, in reasonable detail, the facts and circumstances that gave rise to such event. Such notice shall be delivered to:
The Administrative Agent:

The Bank of New York Mellon
2001 Bryan Street, Suite 1000
Dallas, Texas 75201
Attn: Stacie Row (lpcoe-agentsvcs@bnymellon.com)

With copies by electronic mail (which shall not constitute notice) to:

Emmet & Marvin LLP
120 Broadway
New York, New York 10271
Attn: Elizabeth M. Clark (eclark@emmetmarvin.com)

With copies by electronic mail (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attn: Ryan Dahl (ryan.dahl@weil.com)
Daniel Dokos (daniel.dokos@weil.com)
Alexander Welch (alexander.welch@weil.com)
All notices given in accordance with the provisions of this Section 11 shall be (x) deemed to have been given on the date of receipt and (y) in the case of such notices given to the Administrative Agent, promptly delivered by the Administrative Agent to the Forbearing Lenders.
Section 12.Effect upon Credit Agreement; Ratification of Liability; No Waiver; Etc.
(a)From and after the date hereof, (i) the term “Agreement” in the Credit Agreement, and all references to the Credit Agreement in any Loan Document, shall mean the Credit Agreement, as interpreted in accordance with the terms of this Agreement, and (ii) the term “Loan Documents” in the Credit Agreement and the other Loan Documents shall include this Agreement.
(b)Each Loan Party hereby ratifies and reaffirms that (a) each of the Loan Documents to which it is a party has been duly executed and delivered by such Loan Party to the Administrative Agent and to the Lenders and is in full force and effect as of the date hereof; (b) the agreements and obligations of each Loan Party contained in the Loan Documents, including, without limitation, all payment, performance, indemnification and other obligations and all guarantees of such obligations constitute the legal, valid and binding obligations of such Loan Party, enforceable against the Loan Parties in accordance with the terms thereof (except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability); (c) its grant of liens on or security interests in its properties pursuant to the Loan Documents as security for the Obligations under or with respect to the Credit Agreement and confirms and agrees that such liens and security interests secure all of the Obligations, including any additional Obligations hereafter arising or incurred pursuant to or in connection with this Agreement, the Credit Agreement or any other Loan Document; and (d) the Administrative Agent and the Lenders are and shall be entitled to all of the rights, remedies and benefits provided for in the Loan Documents.
(c)Except as expressly provided herein, nothing in this Agreement is intended or shall be deemed or construed to in any way waive, alter or impair the obligations or any of the rights or remedies of the Administrative Agent or the Lenders under the Loan Documents, at law or in equity. All terms and provisions of the Loan Documents remain in full force and effect, except to the extent expressly modified by this Agreement. Each of the Loan Parties acknowledges that the Administrative Agent and the Lenders have made no representations as to what actions, if any, they will take after the Forbearance Period, and the Administrative Agent and each Forbearing Lender hereby specifically reserves any and all rights, remedies, claims and benefits provided for in the Loan Documents, including, without limitation, with respect to the Events of Default and each other Default that may occur. The Designated Defaults shall be deemed to have occurred and be continuing for all purposes under the Loan Documents, notwithstanding any subsequent cure or any other event or condition after the date hereof that would cause the Designated Defaults to be no longer continuing, and such Designated Defaults may only be cured or waived with the consent of, and on terms and conditions satisfactory to, the Required Lenders.
Section 13.Release.
Each of the Loan Parties, on behalf of itself and its successors or assigns (collectively, the “Releasing Parties”), in consideration of the Forbearing Lenders’ execution and delivery of this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, unconditionally, freely, voluntarily and, after consultation with counsel and becoming fully and adequately informed as to the relevant facts, circumstances and consequences, releases, waives and forever discharges (and further agrees not to allege, claim or pursue) any and all claims, rights, causes of action, counterclaims or defense of any kind whatsoever, in contract, in tort, in law or in equity, whether known or unknown, fixed or contingent, direct or indirect, joint and/or several, secured or unsecured, due or not due, liquidated or unliquidated, asserted or unasserted, or foreseen or unforeseen, which any of the Releasing Parties might otherwise have or may have against the Administrative Agent, the Lenders, their present or former subsidiaries and affiliates or any of the foregoing’s officers directors, employees, attorneys or other representatives or agents (collectively, the “Releasees”) in each case on account of any conduct, condition, act, omission, event, contract, liability, obligation, demand, covenant, promise, indebtedness, claim, right, cause of action, suit, damage, defense, judgment, circumstance or matter of any kind whatsoever which existed, arose or occurred at any time prior to the date of this Agreement relating to the Loan Documents, this Agreement and/or the transactions contemplated thereby or hereby (any of the foregoing, a

“Claim” and collectively, the “Claims”). Each of the Releasing Parties expressly acknowledges and agrees, with respect to the Claims, that it waives, to the fullest extent permitted by applicable law, any and all provisions, rights, and benefits conferred by any applicable U.S. federal or state law, or any principle of U.S. common law, that would otherwise limit a release or discharge of any unknown Claims pursuant to this Section 13. Furthermore, each of the Releasing Parties hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released and/or discharged by the Releasing Parties pursuant to this Section 13. The foregoing release, covenant and waivers of this Section 13 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment or prepayment of any of the Loans, or the termination of the Credit Agreement, this Agreement, any other Loan Document or any provision hereof or thereof.
Section 14.Fees and Expenses; Indemnities. All terms, provisions and agreements set forth in Sections 10.04 and 10.05 of the Credit Agreement are hereby incorporated herein by reference with the same force and effect as though fully set forth herein.
Section 15.Successors and Assigns.
This Agreement shall be binding upon and inure to the benefit of each Party hereto and their respective successors and assigns.
Section 16.No Third-Party Beneficiaries.
No Person other than the Loan Parties, the Administrative Agent, the Lenders and, in the case of Section 13 hereof, the Releasees, shall have any rights hereunder or be entitled to rely on this Agreement and all third-party beneficiary rights (other than the rights of the Releasees under Section 13 hereof) are hereby expressly disclaimed.
Section 17.Severability.
The invalidity, illegality or unenforceability of any provision in or obligation under this Agreement in any jurisdiction shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement or of such provision or obligation in any other jurisdiction.
Section 18.Governing Law, Jurisdiction; Waiver of Jury Trial.
(a)THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.
(b)EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK (OR ANY

APPELLATE COURT THEREFROM) OVER ANY SUIT, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, FEDERAL COURT. THE PARTIES HERETO AGREE THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY REGISTERED MAIL ADDRESSED TO SUCH PERSON SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PERSON FOR ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.
(c)EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 19.Amendments.
The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the express prior written consent of the Borrower and the Required Lenders; provided that any date or deadline herein (including, without limitation, any extension of the Forbearance Period) may be extended by the Required Lenders and such extension may be communicated by email to counsel to the Loan Parties.
Section 20.Further Assurances.
Each of the Loan Parties hereby agrees to execute and deliver from time to time such other documents and take such other actions as may be reasonably necessary in order to effectuate the terms hereof.
Section 21.Entire Agreement.
This Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement of the Parties with respect to the subject matter hereof, and supersede all other prior negotiations, understandings or agreements with respect to the subject matter hereof. This Agreement shall be deemed a Loan Document.
Section 22.Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by electronic mail (e.g. “.pdf” or “.tif”) shall be effective as delivery of an original executed counterpart of this Agreement.
Section 23.Section Titles.
The section and subsection titles contained in this Agreement are included for convenience only, shall be without substantive meaning or content of any kind whatsoever, and are not a part of the agreement between the Loan Parties, on the one hand, and the Forbearing Lenders, on the other hand. Any reference in this Agreement to any “Section” refers, unless the context otherwise indicates, to a section of this Agreement.
Section 24.Required Lender Direction.
The Lenders party hereto (which constitute the Required Lenders) hereby (i) instruct the Administrative Agent to comply with the Forbearance to the extent specified herein and to take the other actions (or refrain from acting), in each case, as expressly contemplated hereby and (ii) acknowledge and agree that the direction set forth in this Section 24 constitutes a direction from the Required Lenders under the provisions of Article IX of the Credit Agreement.
Section 25.Effect of Amendment and Restatement.
This Agreement amends, restates and replaces in its entirety that certain Amended and Restated Forbearance Agreement dated as of April 30, 2020 (the “Original Agreement”). If there is any conflict or discrepancy between the provisions of the Original Agreement and this Agreement, the terms and provisions of this Agreement shall prevail.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

JASON INCORPORATED JASON PARTNERS HOLDINGS INC. JASON HOLDINGS, INC. I

By: /s/ Chad Paris
Name: Chad Paris
Title: Senior Vice President, Chief Financial Officer

SUBSIDIARY GUARANTORS: JASON INTERNATIONAL HOLDINGS, INC. MILSCO, LLC OSBORN, LLC SCHAFFNER MANUFACTURING CO, INC.

By: /s/ Kevin Kuznicki
Name: Kevin Kuznicki
Title: Vice President

[Signature Page to Forbearance Agreement]

[•], as Forbearing Lender
By:
Name:
Title:
[Signature Page to Forbearance Agreement]